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FOUNTAIN POWERBOATS ANNOUNCES FISCAL 2007
FIRST QUARTER RESULTS

WASHINGTON, NC - November 8, 2006 - Fountain Powerboat Industries, Inc. (AMEX:FPB), a leading manufacturer of high performance sport boats, fish boats and express cruisers, today announced the results of its fiscal 2007 first quarter, ended September 30.

Net sales for the first quarter were $19.4 million, a slight increase when compared to sales of $19.2 for the first quarter of fiscal 2006. The company reported operating profit of $2,195, compared to operating profit of $1.3 million for the comparable quarter of fiscal 2006. Net loss for the quarter was $155,970, or a net loss per share of $0.03, compared to net income of $697,058, or net income per share of $0.14, for the first quarter of fiscal 2006.

“I am not pleased with the loss in earnings per share and our entire management team and I are completely dedicated to reversing the trend during the remainder of fiscal 2007,” said Fountain Powerboats founder and CEO Reggie M. Fountain, Jr. “I believe that the course we set in fiscal 2006, although having to subsequently carry some costs forward in the first quarter of fiscal 2007, will result in Fountain maintaining its year-over-year trend of increasing earnings for its shareholders.”

“The expenditures associated with the Fountain Race Program end this month,” said CEO Fountain, “and we have accomplished our goal of broadening our presence in the high performance fish boat market, while retaining our dominance in the high performance sport boat market. We are highly focused on reducing manufacturing costs, and at the same time improving our profit margins by reducing some of the sales discounts given to our dealers during fiscal 2006. With revenue of $79,226,224 for fiscal 2006, Fountain increased its revenue 34 percent over the past two years and we are dedicated to making fiscal 2007 a year to maintain our market share and improve our net income.

“Our international market penetration into the U.K., Italy, Australia, Canada and the Peoples Republic of China, in addition to senior management’s efforts to continue strengthening our distribution channel during the fourth quarter of fiscal 2006 and the first quarter of 2007, had an impact on general and administrative expenses,” commented Fountain Powerboats President David Knight. “While these expenses were higher than normal during the first quarter of 2007 and will be curtailed during the remainder of the year, the result has been a significant expansion in our distribution channel, now with a combined domestic and international network of 66 dealers.

“We expect increased growth in international sales due to the efforts of management in the fourth quarter of 2006, and the company’s yearly participation in nine international boat shows,” continued Knight. “The new strength of our domestic and international dealer network was prevalent at our 2007 Dealer Kick-Off Meeting and Fountain University training course in October. The introduction of three new boats at the dealer meeting was Fountain’s most successful roll-out to date, and as we noted in our press release of October 24, 2006, we far exceeded expectations for both orders and commitments.”

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FOUNTAIN POWERBOATS ANNOUNCES FISCAL 2007 FIRST QUARTER RESULTS

“The company’s recent participation in the Ft. Lauderdale International Boat Show produced sales of approximately $6.2 million,” said Fountain Powerboats CFO Irving Smith. “Combined with the success of our recent dealer meeting, we currently have a backlog in excess of $43 million. We look forward to increasing our backlog during the New York International Boat Show in late December and at the Miami International Boat Show in February.”

Smith continued, “Our fiscal 2007 strategic goals remain intact: Redirecting the company's focus on improving net income and continuing to implement the ‘Lean Manufacturing’ approach in the company's production facility using the Toyota Production System.

“Implementing the ‘Lean Manufacturing’ approach has required major changes in our processes and procedures and as usual, when a manufacturing operation goes through major changes, costs rise and productivity suffers, but long term benefits of this operating culture will be significant, and management expects to begin seeing benefits in the following quarters,” said Smith. “In addition, our fiscal 2006 promotional and pricing concessions to dealers ended in September 2006.”

About Fountain Powerboats, Inc.

Fountain Powerboats, Inc., a subsidiary of Fountain Powerboat Industries, Inc., has its executive offices and manufacturing facilities along the Pamlico River in Beaufort County, North Carolina. The company designs, manufactures and sells offshore sport boats, sport fishing boats and express cruisers that target the segment of the recreational power boat market where speed, performance, safety and quality are the main criteria for purchase. These recreational boats are based upon an innovative, award-winning design enabling world class performance while using standard reliable power. There are currently 12 buildings located on 65 acres totaling over 237,000 square feet accommodating 40 to 45 boats in various stages of construction at any one time. The present plant site can also accommodate up to 300,000 square feet of additional manufacturing space. The land and buildings are wholly owned by Fountain Powerboat Industries, Inc. and its subsidiary, Fountain Powerboats, Inc. For more information, visit www.fountainpowerboats.com.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS:
Except for the historical information contained herein, this press release contains forward-looking statements, including statements containing the words "planned," "expects," "believes," "strategy," "opportunity," "anticipates" and similar words. Such forward-looking statements are subject to known and unknown risks, uncertainties or other factors that may cause the company's actual results to be materially different from historical results or any results expressed or implied by such forward-looking statements. We assume no obligation to update any forward-looking statements to reflect events or circumstances arising after the date hereof. The potential risks and uncertainties which could cause actual growth and results to differ materially include, but are not limited to, customer acceptance of the company's services, products and fee structures, the success of the company's brand development efforts, the volatile and competitive nature of the industry, and changes in domestic and international market conditions, and foreign exchange rates. Further information on the factors and risks that could affect Fountain Powerboat Industries, Inc.’s business, financial condition and results of operations are included under the "Risk Factors" or "Factors Affecting Our Operating Results" sections of Fountain Powerboat Industries, Inc. public filings with the Securities and Exchange Commission, available at (http://www.sec.gov).

Tables Follow

FOUNTAIN POWERBOATS ANNOUNCES FISCAL 2007 FIRST QUARTER RESULTS

FOUNTAIN POWERBOAT INDUSTRIES, INC. AND SUBSIDIARY
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

September 30, 2006	June 30, 2006
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$1,280,576	$4,474,552
Accounts receivable, net	7,701,154	3,405,868
Inventories	6,578,913	6,959,188
Prepaid expenses	882,013	849,160
Deferred Income Tax	1,315,244	1,446,018
Total Current Assets	17,757,900	17,134,786

Property, Plant & Equipment	48,788,012	47,898,410
Less: Accumulated Depreciation	(31,351,215)	(30,790,537)
	17,436,797	17,107,873

CASH SURRENDER VALUE LIFE INSURANCE	2,611,381	2,552,682

OTHER ASSETS	784,655	1,065,019
TOTAL ASSETS	$38,599,502	$37,860,360

FOUNTAIN POWERBOATS ANNOUNCES FISCAL 2007 FIRST QUARTER RESULTS

FOUNTAIN POWERBOAT INDUSTRIES, INC. AND SUBSIDIARY
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2006	June 30, 2006

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Current maturities - long-term debt	$2,224,359	$711,984
Accounts payable - trade	3,864,619	3,861,061
Accrued expenses and other liabilities	1,074,637	1,253,714
Dealer incentives	6,635,241	6,367,229
Customer deposits	341,403	391,024
Allowance for boat repurchases	27,193	15,459
Warranty reserve	613,685	632,357

Total Current Liabilities	14,781,137	13,232,828

LONG-TERM DEBT, less current maturities	15,043,431	15,228,700

DEFERRED INCOME TAXES - PAYABLE		305,133
COMMITMENTS AND CONTINGENCIES (Note 5)

Total Liabilities	29,824,568	28,766,661

STOCKHOLDERS’ EQUITY
Common stock, $.01 par value, 200,000,000 shares authorized, 4,834,275 shares issued and outstanding as of September 30, 2006 and June 30, 2006	48,342	48,342
Additional paid-in capital	10,558,853	10,558,853
Accumulated earnings (deficit)	(1,786,442)	(1,630,472)
Less: Treasury stock, at cost 15,000 shares	(110,748)	(110,748)
Accumulated other comprehensive income (loss) from interest rate swap	64,929	227,724

Total Stockholders’ Equity	8,774,934	9,093,699

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$38,599,502	$37,860,360

FOUNTAIN POWERBOATS ANNOUNCES FISCAL 2007 FIRST QUARTER RESULTS

FOUNTAIN POWERBOAT INDUSTRIES, INC. AND SUBSIDIARY
  UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended
	September 30, 2006	September 30, 2005
NET SALES	$19,413,852	$19,157,736
COST OF SALES	16,497,235	15,481,622

Gross Profit	2,916,617	3,676,114

EXPENSES:
Selling expenses	1,967,096	1,495,887
General and administrative expenses	947,326	841,803

Total Expenses	2,914,422	2,337,690

OPERATING INCOME (LOSS)	2,195	1,338,424

NON-OPERATING INCOME (EXPENSE):
Other income (expense)	24	(92,615)
Interest expense	(239,189)	(548,751)

Total Non-operating Income (Expense)	(239,165)	(641,366)

INCOME (LOSS) BEFORE INCOME TAXES	(236,970)	697,058

CURRENT TAX EXPENSE (BENEFIT)	—	—

DEFERRED TAX EXPENSE (BENEFIT)	(81,000)	—

NET INCOME (LOSS)	$(155,970)	$697,058

BASIC EARNINGS (LOSS) PER SHARE	$(.03)	$.14

WEIGHTED AVERAGE SHARES OUTSTANDING	4,834,275	4,834,275

DILUTED EARNINGS (LOSS) PER SHARE	$(.03)	$.14

WEIGHTED AVERAGE SHARES OUTSTANDING ASSUMING DILUTION	4,834,275	4,849,888

For Additional Information:
Marty Tullio, Managing Member
McCloud Communications, LLC
949.553.9748
marty@McCloudCommunications.com